UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-54651	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 8.01 of Form 8-K.

Item 8.01.	Other Events.

On January 31, 2013, we caused one of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”) to enter into a purchase contract for the potential purchase of a hotel located in Fairfax, Virginia. The purchase contract between Fair Oaks Hotel, LLC, as the seller, is for a full service Marriott® hotel containing 310 guest rooms. The purchase price for the hotel is $34,000,000.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit under the purchase contract was $750,000. This initial deposit is refundable to our purchasing subsidiary if it elects to terminate the purchase contract during the due diligence period, which ends on March 2, 2013. If the purchase contract is not terminated during the due diligence period, an additional deposit of $750,000 is due within one (1) business day after the expiration of the due diligence period. If our purchasing subsidiary terminates the purchase contract after the due diligence period but before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

The deposit under the purchase contract was funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and payment of the purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

During the due diligence period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the due diligence period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotel as a result of its review that will cause us to terminate the agreement to purchase the hotel.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include, but are not limited to, the following: the seller having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; the existing management and franchise agreements shall have been either terminated or assigned to one of our subsidiaries by the seller and as applicable new management and franchise agreements shall have been executed by one of our subsidiaries. If any of the closing conditions under the purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotel, there can be no assurance that our purchasing subsidiary will acquire the hotel.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

February 5, 2013